Exhibit 10(b)

EXCLUSIVE USE AND DISTRIBUTION AGREEMENT
Between
INTERMARKET VENTURES, INC. & e SMART SYSTEMS, INC.

This EXCLUSIVE USE AND DISTRIBUTION AGREEMENT is made as of the 1st day of September 2000, by and between Intermarket Ventures, Inc., a Utah corporation and eSmart Systems, Inc., a Nevada corporation, both with offices at 7225 Bermuda Road, Suite C, Las Vegas, Nevada USA 89119 (hereinafter “eSSI”).

W I T N E S S E T H:

     WHEREAS, eSSI is in the process of signing an Exclusive Use and Distribution Agreement with a new company expected to be known as “e Smart City Card Co., Ltd.” (“eSCCC”), a corporation of the People’s Republic of China, that will assign certain rights to acquire and re-sell, sell, manufacture and distribute IC Smart Cards and to operate a private network to monitor and keep track of IC Smart Card transactions throughout the PRC all in connection with the services under the dominion and control of the Ministry of Construction of the PRC; and

     WHEREAS, Intermarket Ventures, Inc (hereinafter “IVI”) the technology owner and the one hundred owner of eSSI is desirous of providing a license to eSSI for the PRC which would grant to eSSI the exclusive right to manufacture, re-sell, sell, promote and distribute the Super Smart Card in the PRC with the right to sub-license same on terms and conditions it sees fit not inconsistent with this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. APPOINTMENT: Subject to the limitations set forth herein, IVI hereby grants to eSSI the exclusive right to manufacture, market and distribute the products pursuant to the agreement to be made between eSSI and eSCCC, a copy of which is attached hereto as Schedule A, and made a part hereof, any improvements to such products, and any new smart card systems and/or products developed by IVI or any of its affiliates, subsidiaries or related entities or any new smart card systems and/or products jointly developed by IVI and any other party (including eSSI) with whom IVI may develop such products (the foregoing being referred to herein collectively as the “Products”) within the Exclusive Territory (as defined herein below). eSSI shall be entitled to market and sell the Products under its own name and trademarks and may, at its option, also market and sell the Products under IVI’s trademarks, if any. eSSI shall be entitled to market and sell the Products for any use, including through any other division, subsidiary or affiliate of eSSI, in and through all markets and channels in the PRC where eSSI is granted the exclusive right to provide such Products by or through or under the auspices of the PRC Ministry of Construction (the “Exclusive Territory”). The Exclusive Territory may expand or contract during the term of this Agreement based on the exclusive contracts assigned to or owned by IVI. eSSI shall purchase all components required to manufacture the Products from IVI or IVI designated and/or approved suppliers. IVI shall cause eSSI to obtain such parts at a price no higher than the lowest price that it charges to any other customer anywhere in the world. As quality is of paramount importance any breach of this provision can be declared by IVI as a material breach.

2. EXTENT OF APPOINTMENT: For the avoidance of doubt, IVI hereby grants eSSI any and all rights necessary and proper to fulfill its obligations to eSCCC pursuant to the attached Exhibit A and any amendments they eSSI may agree to from time to time with written notice to IVI of each and any such amendment.

3. MISCELLANEOUS:

     3.1 All notices under this Agreement shall be in writing at the addresses first above written or at any such address as any party may hereinafter specify in a written notice to the other. All notices hereunder shall be deemed given when received by the recipient (if delivered in person) or three days after being mailed by the sender (if sent by registered mail) unless a copy of said notice is sent by e-mail to the correct e-mail address of the receiving party, in which case, notice shall be deemed to have been given the next business day after the date of transmission.

     3.2 This Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to conflicts of laws principles thereof.

     3.3 This Agreement shall cancel and supersede all previous agreements and understandings between the parties relating to any matter covered by this Agreement.

     3.4 The headings used herein are for ease of reference only and are not to be used in the interpretation or construction of this Agreement.

     3.5 The provisions of this Agreement shall not be extended, varied, changed, modified or supplemented other than by agreement in writing signed by the parties hereto. There are no other terms or conditions, representations or understandings except as herein set forth.

     3.6 If and to the extent any court of competent jurisdiction shall hold any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

     3.7 The Parties hereto agree that any provision(s) of this Use Agreement may be changed to comply with the advice of a mutually agreed international tax planner so as to minimize the possibility of double taxation or unnecessary taxation provided the intent of each such provision shall remain materially the same.

     3.8 Except as otherwise provided herein, the failure of a party hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or to exercise any election provided for herein, shall in no way be considered a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have so waived or consented.

     IN WITNESS WHEREOF, each of the parties hereto has cause this Agreement to be executed on its behalf by its duly authorized representative as the date first above written.

Intermarket Ventures, Inc.

By:

e Smart Systems, Inc.

By: